Exhibit 99.1

The Priceline Group Reports Financial Results for 2nd Quarter 2016
NORWALK, CT – August 4, 2016. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 2nd quarter 2016 financial results. Second quarter gross travel bookings for The Priceline Group (the "Company," the "Group," "we," "our," or "us"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, net of cancellations, were $17.9 billion, an increase of 19% over a year ago (approximately 21% on a constant-currency basis).
The Group's gross profit for the 2nd quarter was $2.4 billion, a 16% increase from the prior year (approximately 18% on a constant-currency basis). International operations contributed gross profit in the 2nd quarter of $2.1 billion, a 17% increase versus a year ago (approximately 19% on a constant-currency basis). The Group had net income for the 2nd quarter of $581 million, a 12% increase versus the prior year. Net income per diluted share was $11.60, an increase of 17% compared to the prior year, reflecting the impact of $2.5 billion of stock repurchases or 2.0 million shares over the last four quarters.
Non-GAAP net income in the 2nd quarter was $703 million, an 8% increase versus the prior year. Non-GAAP net income was $13.93 per diluted share, a 12% increase compared to $12.45 per diluted share a year ago. Adjusted EBITDA for the 2nd quarter 2016 was $867 million, an increase of 8% versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“The Priceline Group executed another strong quarter as we witnessed a solid start to the summer travel season,” said Jeffery H. Boyd, Chairman and Interim Chief Executive Officer of The Priceline Group.  “Globally, our accommodation business booked 141 million room nights in the second quarter, up 24% over the same period last year.  We believe this consistent growth demonstrates the strength of our brands, the value of a diversified global footprint and solid execution by our brand management teams.”
Looking forward to the third quarter, Mr. Boyd said, “As we move into our peak travel season, our teams are focused on delivering an exceptional customer experience by offering the best selection and competitive pricing to our customers around the world.”
The Priceline Group said it was targeting the following for 3rd quarter 2016:

•	Year-over-year increase in room nights booked of approximately 18% - 23%.

•	Year-over-year increase in total gross travel bookings of approximately 14% - 19% (an increase of approximately 15% - 20% on a constant-currency basis).

•	Year-over-year increase in revenue of approximately 12% - 17%.

•	Year-over-year increase in gross profit of approximately 15% - 20% (an increase of approximately 16% - 21% on a constant-currency basis).

•	Net income of approximately $1.30 billion to $1.38 billion.

•	Net income per diluted share between $26.10 to $27.60.

•	Non-GAAP net income of approximately $1.42 billion to $1.50 billion.

•	Non-GAAP net income per diluted share between $28.30 to $29.80.

•	Adjusted EBITDA of approximately $1.73 billion to $1.83 billion.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Group uses the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.
The Group uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Group believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Group’s ongoing operating performance because they facilitate comparison of the Group’s results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flow from operations as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of our consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income is net income with the following adjustments:

•	excludes amortization expense of intangibles acquired in acquisitions,

•	excludes stock-based employee compensation expense,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to our convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes the impact, if any, of significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments, and

•
excludes income tax expense where no tax payments are owed because of existing net operating losses, primarily related to U.S. federal and state income taxes, and reflects the tax impact of non-GAAP adjustments.

Because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense, the non-GAAP share count used for calculating non-GAAP net income per share includes additional shares to reflect the total weighted-average shares for unvested restricted stock units and performance share units currently estimated to be issued at the end of the vesting periods.
In addition to the adjustments listed above, adjusted EBITDA excludes depreciation expense, interest income, interest expense and income tax expense and includes the impact of foreign currency transactions and other expenses.
We evaluate our results of operations on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period financial results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of the Group's financial results under GAAP to non-GAAP financial information for the three and six months ended June 30, 2016 and 2015.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our performance advertising efficiency;
-- any change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- adverse changes in the Group's relationships with travel service providers and restaurants;
-- systems-related failures and/or security breaches;
-- the ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About The Priceline Group
The Priceline Group (NASDAQ: PCLN) is the world leader in online travel and related services, provided to customers and partners in over 220 countries through six primary brands - Booking.com, priceline.com, KAYAK, agoda.com, Rentalcars.com, and OpenTable. The Priceline Group’s mission is to help people experience the world.  For more information, visit pricelinegroup.com and follow us on Twitter @PricelineGroup.

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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Michael Noonan (203) 299-8489 michael.noonan@pricelinegroup.com

The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$2,693,718	$1,477,265
Restricted cash	823	806
Short-term investments	1,677,242	1,171,246
Accounts receivable, net of allowance for doubtful accounts of $17,197 and $15,014, respectively	982,993	645,169
Prepaid expenses and other current assets	559,691	258,751
Total current assets	5,914,467	3,553,237
Property and equipment, net	320,450	274,786
Intangible assets, net	2,082,120	2,167,533
Goodwill	3,360,585	3,375,000
Long-term investments	7,954,414	7,931,363
Other assets	55,134	118,656
Total assets	$19,687,170	$17,420,575

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$431,870	$322,842
Accrued expenses and other current liabilities	1,019,513	681,587
Deferred merchant bookings	758,268	434,881
Total current liabilities	2,209,651	1,439,310
Deferred income taxes	803,935	892,576
Other long-term liabilities	143,674	134,777
Long-term debt	7,255,205	6,158,443
Total liabilities	10,412,465	8,625,106

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 62,343,686 and 62,039,516 shares issued, respectively	484	482
Treasury stock, 12,865,743 and 12,427,945 shares, respectively	(6,385,308)	(5,826,640)
Additional paid-in capital	5,377,160	5,184,910
Retained earnings	10,146,927	9,191,865
Accumulated other comprehensive income	135,442	244,852
Total stockholders’ equity	9,274,705	8,795,469
Total liabilities and stockholders' equity	$19,687,170	$17,420,575

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Agency revenues	$1,852,961	$1,582,153	$3,352,990	$2,781,501
Merchant revenues	517,867	546,013	987,899	1,040,688
Advertising and other revenues	185,074	152,231	363,132	298,902
Total revenues	2,555,902	2,280,397	4,704,021	4,121,091
Cost of revenues	126,084	187,491	254,753	355,949
Gross profit	2,429,818	2,092,906	4,449,268	3,765,142
Operating expenses:
Performance advertising	920,763	758,690	1,700,672	1,392,234
Brand advertising	112,321	78,431	182,166	151,685
Sales and marketing	105,522	94,523	197,845	176,467
Personnel, including stock-based compensation of $54,976, $60,164, $120,976 and $114,172, respectively	332,654	289,156	641,005	548,140
General and administrative	112,642	98,945	225,687	199,123
Information technology	35,797	27,156	68,585	52,517
Depreciation and amortization	77,712	67,674	150,583	132,676
Total operating expenses	1,697,411	1,414,575	3,166,543	2,652,842
Operating income	732,407	678,331	1,282,725	1,112,300
Other income (expense):
Interest income	21,292	13,037	41,639	24,633
Interest expense	(50,290)	(41,547)	(97,184)	(75,026)
Foreign currency transactions and other	1,997	(1,444)	(10,931)	(6,287)
Impairment of cost-method investments	(12,858)	—	(63,208)	—
Total other expense	(39,859)	(29,954)	(129,684)	(56,680)
Earnings before income taxes	692,548	648,377	1,153,041	1,055,620
Income tax expense	111,910	131,345	197,979	205,261
Net income	$580,638	$517,032	$955,062	$850,359
Net income applicable to common stockholders per basic common share	$11.71	$10.02	$19.25	$16.43
Weighted-average number of basic common shares outstanding	49,604	51,589	49,617	51,748
Net income applicable to common stockholders per diluted common share	$11.60	$9.94	$19.06	$16.27
Weighted-average number of diluted common shares outstanding	50,059	52,038	50,105	52,253

The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2016	2015
OPERATING ACTIVITIES:
Net income	$955,062	$850,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	65,157	46,695
Amortization	85,426	85,981
Provision for uncollectible accounts, net	16,117	13,233
Deferred income tax benefit	(79,863)	(41,577)
Stock-based compensation expense and other stock-based payments	121,016	115,269
Amortization of debt issuance costs	3,744	4,218
Amortization of debt discount	34,180	33,211
Impairment of cost-method investments	63,208	—
Changes in assets and liabilities:
Accounts receivable	(344,147)	(287,940)
Prepaid expenses and other current assets	(286,976)	(300,482)
Accounts payable, accrued expenses and other current liabilities	687,973	405,818
Other	(10,563)	(13,426)
Net cash provided by operating activities	1,310,334	911,359

INVESTING ACTIVITIES:
Purchase of investments	(2,701,662)	(4,686,507)
Proceeds from sale of investments	2,176,868	2,231,926
Additions to property and equipment	(113,699)	(84,351)
Acquisitions and other investments, net of cash acquired	(795)	(45,937)
Proceeds from foreign currency contracts	—	453,818
Payments on foreign currency contracts	—	(448,640)
Change in restricted cash	(6)	(225)
Net cash used in investing activities	(639,294)	(2,579,916)

FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	994,705	1,610,449
Payment of debt issuance costs - revolving credit facility	—	(3,770)
Payments related to conversion of senior notes	—	(147,629)
Repurchase of common stock	(525,144)	(986,581)
Proceeds from exercise of stock options	9,766	12,825
Excess tax benefits on stock-based awards and other equity deductions	61,470	68,241
Net cash provided by financing activities	540,797	553,535
Effect of exchange rate changes on cash and cash equivalents	4,616	(144,680)
Net increase (decrease) in cash and cash equivalents	1,216,453	(1,259,702)
Cash and cash equivalents, beginning of period	1,477,265	3,148,651
Cash and cash equivalents, end of period	$2,693,718	$1,888,949
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$496,403	$472,350
Cash paid during the period for interest	$43,727	$13,537
Non-cash investing activity for contingent consideration	$—	$9,170

The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015

	Gross profit	$2,429,818	$2,092,906	$4,449,268	$3,765,142

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	—	(16,404)

	Non-GAAP Gross profit	$2,429,818	$2,092,906	$4,449,268	$3,748,738

RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015

	Operating income	$732,407	$678,331	$1,282,725	$1,112,300

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	—	(16,404)
(b)	Stock-based employee compensation	54,976	60,164	120,976	114,172
(c)	Amortization of intangible assets	43,041	42,653	85,426	85,981

	Non-GAAP Operating income	$830,424	$781,148	$1,489,127	$1,296,049

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	34.2%	37.3%	33.5%	34.6%

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015

	Net income	$580,638	$517,032	$955,062	$850,359

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	—	(16,404)
(b)	Stock-based employee compensation	54,976	60,164	120,976	114,172
(d)	Depreciation and amortization	77,712	67,674	150,583	132,676
(e)	Interest income	(21,292)	(13,037)	(41,639)	(24,633)
(e)	Interest expense	50,290	41,547	97,184	75,026
(f)	Loss on early extinguishment of convertible debt	—	—	—	3
(g)	Impairment of cost-method investments	12,858	—	63,208	—
(h)	Income tax expense	111,910	131,345	197,979	205,261

	Adjusted EBITDA	$867,092	$804,725	$1,543,353	$1,336,460

The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015

	Net income	$580,638	$517,032	$955,062	$850,359

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	—	(16,404)
(b)	Stock-based employee compensation	54,976	60,164	120,976	114,172
(c)	Amortization of intangible assets	43,041	42,653	85,426	85,981
(f)	Debt discount amortization related to convertible debt	16,093	15,575	32,055	31,350
(f)	Loss on early extinguishment of convertible debt	—	—	—	3
(g)	Impairment of cost-method investments	12,858		63,208	—
(i)	Income tax adjustments	(4,977)	17,558	(21,614)	16,048

	Non-GAAP Net income	$702,629	$652,982	$1,235,113	$1,081,509

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015

	GAAP weighted-average number of diluted common shares outstanding	50,059	52,038	50,105	52,253
(j)	Adjustment for unvested restricted stock units and performance share units	390	430	371	375
	Non-GAAP weighted-average number of diluted common shares outstanding	50,449	52,468	50,476	52,628
	Net income applicable to common stockholders per diluted common share
	GAAP	$11.60	$9.94	$19.06	$16.27
	Non-GAAP	$13.93	$12.45	$24.47	$20.55

Notes:
(a)	Adjustment for travel transaction taxes (including estimated interest and penalties) principally related to a favorable ruling in the State of Hawaii is recorded in Cost of revenues.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization.
(d)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(e)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(f)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of convertible debt are recorded in Interest expense and Foreign currency transactions and other, respectively.

(g)	Impairment of cost-method investments is recorded in Other income (expense) and principally relates to our investment in Hotel Urbano.
(h)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(i)
Excludes income tax expense where no tax payments are owed because of existing net operating losses, primarily related to U.S. federal and state income taxes, and reflects the tax impact of non-GAAP adjustments.

(j)
Additional shares related to unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

The Priceline Group Inc. Statistical Data In millions (Unaudited)

Gross Bookings	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16
Agency	$11,581	$11,821	$8,974	$11,908	$12,867	$12,850	$10,344	$14,534	$15,369
Merchant	1,957	2,002	1,685	1,867	2,094	1,928	1,670	2,119	2,494
Total	$13,538	$13,823	$10,659	$13,775	$14,960	$14,778	$12,015	$16,653	$17,862

Year/Year Growth
Agency	37.4%	31.0%	18.5%	13.2%	11.1%	8.7%	15.3%	22.1%	19.4%
Merchant	15.7%	15.0%	7.9%	5.8%	7.0%	(3.7)%	(0.9)%	13.5%	19.1%

Total	33.8%	28.4%	16.7%	12.2%	10.5%	6.9%	12.7%	20.9%	19.4%
excluding F/X impact	32%	29%	23%	26%	26%	22%	24%	26%	21%

Units Sold	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16
Hotel Room-Nights	89.6	94.8	78.2	104.6	113.1	115.6	99.1	136.5	140.7
Year/Year Growth	29.2%	26.7%	24.0%	25.4%	26.2%	22.0%	26.6%	30.5%	24.4%

Rental Car Days	14.3	14.2	11.0	14.6	17.2	16.0	12.2	16.2	18.5
Year/Year Growth	14.4%	18.1%	16.1%	18.0%	20.1%	13.0%	10.6%	10.9%	7.9%

Airline Tickets	2.1	2.0	1.7	2.0	2.1	2.0	1.7	1.8	2.0
Year/Year Growth	22.3%	8.0%	(4.0)%	(3.2)%	0.3%	(1.1)%	(2.6)%	(7.2)%	(6.6)%

	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16	2Q16
Revenue	$2,123.6	$2,836.5	$1,840.1	$1,840.7	$2,280.4	$3,102.9	$2,000.0	$2,148.1	$2,555.9
Year/Year Growth	26.4%	25.0%	19.4%	12.1%	7.4%	9.4%	8.7%	16.7%	12.1%

Gross Profit	$1,883.0	$2,620.0	$1,674.7	$1,672.2	$2,092.9	$2,947.3	$1,879.4	$2,019.5	$2,429.8
Year/Year Growth	36.1%	31.7%	25.6%	18.9%	11.1%	12.5%	12.2%	20.8%	16.1%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.